As filed with the Securities and Exchange Commission on June 17, 2024

Registration Statement No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	62-1120025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1915 Snapps Ferry Road Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

FORWARD AIR CORPORATION 2016 OMNIBUS INCENTIVE COMPENSATION PLAN
PERFORMANCE SHARE AWARD (INDUCEMENT AWARD)
RESTRICTED SHARE AWARD (INDUCEMENT AWARD)
(Full title of plan)

Michael L. Hance Chief Legal Officer and Secretary 1915 Snapps Ferry Road, Building N Greeneville, Tennessee 37745 (423) 636-7000	Copy to: Flora R. Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Blvd., Suite 2000 Fort Lauderdale, Florida 33301 (954) 765-0500
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company: See definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     ☒    Accelerated filer    ☐
Non-accelerated filer      ☐ (Do not check if a smaller reporting company)    Smaller reporting company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) ☐

EXPLANATORY NOTE
At the annual meeting of shareholders of Forward Air Corporation (the “Company” or the “Registrant”) held on June 3, 2024, the shareholders of the Company approved an amendment to the 2016 Omnibus Incentive Compensation Plan (the “Plan”) to increase the number of shares of common stock, par value $0.01 per share (“Common Stock”) authorized for issuance thereunder by 1,370,000 shares (the “New Shares”) of Common Stock (the “Amendment”). The New Shares of Common Stock registered pursuant to this Registration Statement are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-211256) filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2016 (the “Prior Registration Statement”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.
In addition, as previously disclosed on a Current Report on Form 8-K filed with the Commission on April 26, 2024, Shawn Stewart was appointed as Chief Executive Officer and director of the Company, effective April 29, 2024. In connection with Mr. Stewart’s appointment, this Registration Statement is also being filed for the purpose of registering an aggregate of 203,821 shares of Common Stock issuable to Mr. Stewart upon (i) the vesting of a maximum of 50,955 restricted shares of Common Stock and (ii) the vesting of a maximum of 152,866 performance share units.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan, as specified by Rule 428(b)(1) under the Securities Act and to Mr. Stewart. These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024 and Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed the with the Commission on May 17, 2024;
(2)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 15, 2024;
(3)The Registrant’s Current Reports on Form 8-K as filed with the Commission on January 24, 2024, January 31, 2024, February 7, 2024, February 15, 2024, March 21, 2024, April 26, 2024; May 21, 2024 and June 10, 2024; and
(4)The description of the Registrant’s Common Stock contained in Exhibit 4.2 of Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed the with the Commission on May 17, 2024, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
The Tennessee Business Corporation Act authorizes corporations to limit or eliminate the personal liability of directors to companies and their shareholders for monetary damages for breaches of directors’ fiduciary duties, under certain circumstances and subject to certain exceptions. Our Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages to us or our shareholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Tennessee Business Corporation Act. Our Restated Charter provides that we shall have the power to indemnify any director, officer, employee, agent or any other person who is serving at our request in that capacity for another entity to the fullest extent permitted by Tennessee law. Our Amended and Restated Bylaws generally provide that we shall indemnify and pay or reimburse certain expenses, to our directors and officers and any person that served as a director, officer or employee of any other enterprise at our request, to the fullest extent permitted by law. We also are authorized to carry insurance to protect the Company and any director, officer and employee, to the fullest extent permitted by law.

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, the person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, the person reasonably believed that the person’s conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received.

Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits

EXHIBIT INDEX
No.	Exhibit
4.1
Form of Forward Air Corporation Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 filed with the Securities and Exchange Commission on November 16, 1998 (File No. 0-22490))

4.2
Description of Capital Stock (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on May 17, 2024)

4.3
Indenture, dated as of October 2, 2023, by and among Clue Opco LLC (as successor to GN Bondco, LLC), as issuer, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2024).

4.4
First Supplemental Indenture, dated as of January 25, 2024, by and among Clue Opco LLC, as issuer, Forward Air Corporation and the other guarantors party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2024).

5.1	Opinion of Greenberg Traurig, P.A. regarding the legality of the Common Stock being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Deloitte & Touche LLP, Independent Auditor
23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney of certain directors and officers of the Registrant (set forth on the signature page of this Registration Statement)
107.1	Filing Fee Table

Item 9. Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that
paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable: In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on the 7th day of June, 2024.

FORWARD AIR CORPORATION By: /s/ Shawn Stewart Shawn Stewart Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Shawn Stewart his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Shawn Stewart	Chief Executive Officer	June 17, 2024
Shawn Stewart	(Principal Executive Officer)

/s/ Jamie G. Pierson	Interim Chief Financial Officer	June 17, 2024
Jamie G. Pierson	(Principal Financial Officer and Principal Accounting Officer)

/s/ George Mayes	Chairman and Director	June 17, 2024
George Mayes

/s/ Ana B. Amicarella	Director	June 17, 2024
Ana B. Amicarella

/s/ Charles Anderson	Director	June 17, 2024
Charles Anderson

/s/ Valerie A. Bonebrake	Director	June 17, 2024
Valerie A. Bonebrake

/s/ Dale W. Boyles	Director	June 17, 2024
Dale W. Boyles

/s/ R. Craig Carlock	Director	June 17, 2024
R. Craig Carlock

/s/ Robert Edwards, Jr.	Director	June 17, 2024
Robert Edwards, Jr.

/s/ Christine Gorjanc	Director	June 17, 2024
Christine Gorjanc

/s/ Michael Hodge	Director	June 17, 2024
Michael Hodge

/s/ Javier Polit	Director	June 17, 2024
Javier Polit

/s/ Laurie A. Tucker	Director	June 17, 2024
Laurie A. Tucker